Exhibit 99.1

MIDDLETOWN, R.I., June 02, 2016 (GLOBE NEWSWIRE) -- Towerstream Corporation (TWER) (the “Company”), a leading Fixed-Wireless Fiber Alternative company, provided guidance for the quarter ending June 30, 2016.

Q2 2016 Guidance:

●	Adjusted EBITDA from Continuing Operations is expected to range between a loss of $250,000 and a profit of $250,000.

●	May On-Net contracts increased 15% from the April 2016 high.

●	As of May 31, 53% of On-Net buildings have multiple customers; 30% of On-Net buildings have 3 or more customers.

●	During May, Towerstream surpassed 250 On-Net buildings. The Company has in inventory enough equipment to bring an additional 300 buildings “On-Net” at significantly reduced Cap-Ex.

Management Comments

“Towerstream’s On-Net initiative enables all tenants in a building the potential to have access to our carrier-class high speed Internet Services with a simple cable run from a common room. We are able to leverage equipment that previously would serve only one customer to now serve many,” stated Arthur Giftakis, Chief Operating Officer.

“On-Net is a win for the company and the customer,” said Company founder and interim CEO Philip Urso. “For Towerstream, it is capital efficient, focuses our sales staff and dramatically lowers customer churn. The customer gets fiber-quality in terms of speed and reliability, priced at about 40% below market rates.”

Non-GAAP Measures

We use certain Non-GAAP measures to monitor the Company's business performance and that of our segments. These Non-GAAP measures are not recognized under generally accepted accounting principles ("GAAP").  Accordingly, investors are cautioned about using or relying on these measures as alternatives to recognized GAAP measures.  Our methods of calculating these measures may not be comparable to similar measures presented by other companies.

A definition of the Non-GAAP measures that we employ, and how we use them to monitor business performance, are as follows:

“Adjusted EBITDA” represents net income (loss) before interest, income taxes, depreciation and amortization expenses, excluding, when applicable, stock-based compensation, deferred rent expense, other non-operating income or expenses, as well as gain or loss on (i) nonmonetary transactions, and (ii) business acquisitions.

About Towerstream Corporation

Towerstream Corporation (TWER) is a leading Fixed-Wireless Fiber Alternative company delivering high-speed Internet access to businesses. The Company offers broadband services in 12 urban markets including New York City, Boston, Los Angeles, Chicago, Philadelphia, the San Francisco Bay area, Miami, Seattle, Dallas-Fort Worth, Houston, Las Vegas-Reno, and the greater Providence area.

In 2014, Towerstream launched its On-Net fixed-wireless service offering On-Net building tenants access to dedicated, symmetrical high-speed Internet connectivity, with a premier SLA, at market-setting prices. The Company refers to its fixed wireless services as “Continuing Operations”.  In the fourth quarter of 2015, the Company terminated the business activities of its wholly owned subsidiary, Hetnets Tower Corporation (“Hetnets”), which offered shared wireless infrastructure services.  Costs associated with terminating the Hetnets business are reported as “Discontinued Operations”. For more information on Towerstream services, please visit www.towerstream.com and/or follow us @Towerstream.

Safe Harbor

Certain statements contained in this press release are “forward-looking statements” within the meaning of applicable federal securities laws, including, without limitation, anything relating or referring to future financial results and plans for future business development activities, and are thus prospective. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified based on current expectations. Such risks and uncertainties include, without limitation, the risks and uncertainties set forth from time to time in reports filed by the Company with the Securities and Exchange Commission. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Consequently, future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements contained herein. The Company undertakes no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

INVESTOR CONTACT:
Terry McGovern
Vision Advisors
415-902-3001
mcgovern@visionadvisors.net